Exhibit 10.15

Amendment No. 2 to Service Agreement

This Amendment No. 2 to Service Agreement (“the “Amendment”) is made and entered into effective as of March 1, 2024 (the “Amendment Effective Date”) by and between InCube Labs, LLC, a Delaware limited liability company (“InCube”), and Rani Therapeutics, LLC, a California limited liability company (“Rani”), each a “Party” and collectively the “Parties.”

WHEREAS, the Parties entered into a Service Agreement effective as of January 1, 2021, amended by Amendment No. 1 to Service Agreement (as amended, the “Service Agreement”) for the purpose of providing and/or receiving certain services between the Parties; and

WHEREAS, the Parties desire to amend the Service Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual promises contained herein, and intending to be bound hereby, the Parties agree as follows:

1.
Defined Terms. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Service Agreement.
2.
Occupancy Services. The Parties agree that Provider will provide Occupancy Services to Recipient as set forth in Appendix 1 to this Amendment.
3.
Miscellaneous. This Amendment may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. This Amendment may be executed by electronic signatures (e.g., using DocuSign or e-SignLive) or signatures transmitted by electronic means (e.g., facsimile, email, pdf format), each of which shall be deemed a valid and enforceable signature and means of delivery. Neither Party may assign or otherwise transfer this Amendment except in connection with a permitted assignment of the Service Agreement. Subject to the foregoing, this Amendment shall bind and inure to the benefit of the Parties hereto and their successors and assigns. This Amendment shall be governed by the laws of the state of California without reference to conflict of laws principles. Resolution of any dispute under or related to this Amendment shall be subject to and handled in accordance with the dispute resolutions set forth in Section 15 of the Service Agreement. This Amendment, together with the Service Agreement, contains the entire understanding and agreement between the Parties with respect to the subject matter hereof. Headings are included for convenience only and shall not be used in interpreting this Amendment. If any provision of this Amendment is found to be illegal or unenforceable, the other provisions shall remain effective and enforceable to the greatest extent permitted by law. Any failure to enforce any provision of this Amendment shall not constitute a waiver thereof or of any other provision. This Amendment may not be amended, nor any obligation waived, except by a writing signed by both Parties hereto.

[signature page immediately follows]

IN WITNESS WHEREOF, each Party hereto has caused this Amendment to be signed by its duly authorized representative.

InCube Labs, LLC Rani Therapeutics, LLC

By: /s/ Mir Imran By: /s/ Svai Sanford

Name: Mir Imran Name: Svai Sanford

Title: Chairman and CEO Title: Chief Financial Officer

Date: March 15, 2024 Date: March 14, 2024

Appendix 1 to Exhibit A – Occupancy Services for 518 Sycamore Dr.

1.
Provider: InCube Labs, LLC
2.
Recipient: Rani Therapeutics, LLC
3.
Premises: Approximately 11,331 square feet of 20,626 square feet within a building (the “Building”) located at 518 Sycamore Dr., Milpitas, CA
4.
COMMENCEMENT: The occupancy shall have an effective date of March 1, 2024.
5.
occupancy: Recipient shall occupy on an exclusive basis the portion of the Building that constitutes the Premises, and Recipient shall share use of the common areas of the Building (e.g., two restrooms, kitchen, and lobby) with Provider.
6.
Rent: Recipient shall pay $32,750.00 per month for the term. Provider can invoice on a monthly basis.
7.
Parking: Recipient shall have the right to use 46 parking spaces on site at no cost for the duration of the Occupancy Services for the Premises.
8.
Use: The Premises shall be used and occupied for general office, research and development, light manufacturing, and any such other purposes as are permitted under Provider’s lease.
9.
TERM: The term shall be March 1, 2024 through August 31, 2024.
10.
OPERATING EXPENSES: Recipient shall pay a common area maintenance charge of $0.25 per square foot per month, which is subject to true up (based on Recipient’s pro rata percentage of the overall leased space (“Recipient’s Share”)) and landlord adjustment. Any adjustment to the charge by the landlord will be passed through based on Recipient’s Share.
11.
Shared COSTs: Recipient shall bear Recipient’s Share and Provider shall bear Provider’s Share of third-party service Shared Costs, except that the cost of office supplies shall be shared between Provider and Recipient based on estimated usage, considering the number of people of each party in the Building utilizing office supplies and the nature of the work performed by each party in the Building.
12.
Storage: Provider rents certain storage space near the Premises. Recipient shall have a right to utilize such storage space and agrees to pay the rental fee for such storage space for the current term plus one month.
13.
Equipment: Provider will permit Recipient to use the equipment located at the Premises (for clarity, excluding equipment in the Building used within the business of Modulus in the ordinary course) without additional charge, including without limitation, lab tables, microscopes, and other equipment (ovens, etc.), cubicles, monitors, docking stations, and printers.
14.
TRUE-UP: Recipient will be billed at the end of the term (August 31, 2024) for the Recipient’s portion of the true-up of CAM (common area maintenance) charges that the Provider is billed by Provider’s landlord.